                                                                     EXHIBIT 4.2

                       DIGITAL GENERATION SYSTEMS, INC.

                AMENDED AND RESTATED 1995 DIRECTOR OPTION PLAN

                          (AS AMENDED JUNE 14, 2001)

     1.   PURPOSES OF THE PLAN.  The purposes of this 1995 Director Option Plan
          --------------------
are to attract and retain the best available personnel for service as Outside Directors (as defined herein) of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

          All options granted hereunder shall be nonstatutory stock options that are not intended to meet the requirements of Section 422 of the Code.

     2.   DEFINITIONS.  As used herein, the following definitions shall apply:
          -----------

          (a)  "Board" means the Board of Directors of the Company.
                -----

          (b)  "Code" means the Internal Revenue Code of 1986, as amended.
                ----

          (c)  "Common Stock" means the Common Stock, $0.001 par value, of the
                ------------
Company.

          (d)  "Company" means Digital Generation Systems, Inc., a California
                -------
corporation.

          (e)  "Continuous Status as a Director" means the absence of any
                -------------------------------
interruption or termination of service as a Director.

          (f)  "Director" means a member of the Board.
                --------

          (g)  "Employee" means any person, including officers and Directors,
                --------
employed, within the meaning of Section 3401 of the Code, by the Company or any Parent or Subsidiary of the Company. The payment of a Director's fee by the Company shall not be sufficient in and of itself to constitute "employment" by the Company.

          (h)  "Exchange Act" means the Securities Exchange Act of 1934, as
                ------------
amended.

          (i)  "Fair Market Value" means, as of any date, the value of Common
                -----------------
Stock determined as follows:

               (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

                              Exhibit 4.2-Page 1

               (ii) If the Common Stock is quoted on the NASDAQ System (but not on the National Market thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

               (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

          (j)  "Option" means a stock option granted pursuant to the Plan.
                ------

          (k)  "Option Agreement" means the written agreement evidencing the
                ----------------
grant of an Option executed by the Company and the Optionee, including any amendments thereto.

          (l)  "Optioned Stock" means the Common Stock subject to an Option.
                --------------

          (m)  "Optionee" means an Outside Director who receives an Option.
                --------

          (n)  "Outside Director" means a Director who is not an Employee.
                ----------------

          (o)  "Parent" means a "parent corporation," whether now or hereafter
                ------
existing, as defined in Section 424(e) of the Code.

          (p)  "Plan" means this Amended and Restated 1995 Director Option Plan.
                ----

          (q)  "Share" means a share of the Common Stock, as adjusted in
                -----
accordance with Section 10 of the Plan.

          (r)  "Subsidiary" means a "subsidiary corporation," whether now or
                ----------
hereafter existing, as defined in Section 424(f) of the Internal Revenue Code of 1986.

     3.   STOCK SUBJECT TO PLAN.  Subject to the provisions of Section 10 of the
          ---------------------
Plan, the maximum aggregate number of Shares that may be optioned and sold under the Plan is 800,000 Shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock. If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.

     4.   ELIGIBILITY.  Options may be granted only to Outside Directors.  The
          -----------
Board in its sole discretion shall select the Outside Directors to whom Options will be granted under the Plan and all Options shall be granted in accordance with the provisions of the Plan. An Outside Director may be granted more than one Option under the Plan, and Options may be granted at any time or times during the term of the Plan. The grant of an Option to an Outside Director shall not be deemed either to entitle that individual to, or disqualify that individual from, participation in any other grant of Options under the Plan. The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as

                              Exhibit 4.2-Page 2
a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate his or her directorship at any time.

     5.   TERMS AND CONDITIONS OF OPTIONS.  The Board shall determine the
          -------------------------------
provisions, terms and conditions of each Option including, but not limited to, the vesting schedule, the number of shares of Common Stock subject to the Option, the exercise price of the Option, the period during which the Option may be exercised, the methods of payment, and all other terms and conditions of the Option, subject to the following:

          (a)  Form of Option Grant.  Each Option granted under the Plan shall
               --------------------
be evidenced by a written Option Agreement in such form (which need not be the same for each Optionee) as the Board, from time to time approves, but which is not inconsistent with the Plan.

          (b)  Date of Grant.  The date of grant of an Option will be the date
               -------------
on which the Board makes the determination to grant such Option unless otherwise specified by the Board. The Option Agreement evidencing the Option will be delivered to the Optionee with a copy of the Plan within a reasonable time after the date of grant.

          (c)  Exercise Price.  The exercise price of an Option shall be the
               --------------
Fair Market Value of the shares of Common Stock on the date of grant of the Option.

          (d)  Exercise Period.  Options shall be exercisable within the time
               ---------------
or times or upon the event or events determined by the Committee and set forth in the Option Agreement; provided, however, that no Option shall be exercisable after the expiration of ten (10) years from the date of grant of the Option, and provided further, that an Option shall be exercisable only while the Optionee remains a Director, except as provided in Section 7 hereof.

          (e)  Transferability of Options.  Except as provided otherwise by the
               --------------------------
Board in an Option Agreement, Options granted under the Plan, and any interest therein, shall not be transferable or assignable by the Optionee, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the Optionee only by the Optionee; provided, that the Optionee may, however, designate persons who or which may exercise his Options following his death.

     6.   EFFECTIVE DATE AND TERM OF PLAN.  The amendment and restatement of
          -------------------------------
Plan as set forth herein shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years from September ___, 1995, the original effective date of the Plan, unless sooner terminated by action of the Board. Subject to the terms and conditions of the Plan, as amended and restated herein, and applicable laws, Options may be granted under the Plan upon its adoption.

     7.   EXERCISE OF OPTIONS.
          -------------------

          (a)  Procedure for Exercise; Rights as a Stockholder.  Any Option
               -----------------------------------------------
granted hereunder shall be exercisable at such times as are set forth in Section 5 hereof; provided, however, that no Options shall be exercisable until stockholder approval of the Plan, if applicable, in accordance with Section 12 hereof has been obtained. An Option may not be

                              Exhibit 4.2-Page 3
exercised for a fraction of a Share. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option and Section 7(b) hereof by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 7(c) hereof. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No Optionee will have any of the rights of a shareholder with respect to any Shares of Common Stock subject to an Option until such Option is properly exercised and the purchased shares are issued and delivered to the Optionee, as evidenced by an appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 8 of the Plan. Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b)  Notice.  Options may be exercised only by delivery to the Company
               ------
of a written exercise agreement approved by the Board (which need not be the same for each Optionee), stating the number of shares of Common Stock being purchased, the restrictions imposed on the shares of Common Stock, if any, and such representations and agreements regarding the Optionee's investment intent and access to information and other matters, if any, as may be required by the Company to comply with applicable securities laws, or as may be deemed appropriate by the Company in connection with the issuance of shares of Common Stock upon exercise of the Option, together with payment in full of the exercise price for the number of shares of Common Stock being purchased. Such exercise agreement may be part of an Optionee's Option Agreement.

          (c)  Payment.  Payment for the Shares of Common Stock to be purchased
               -------
upon exercise of an Option may be made (i) in cash (by check); (ii) by surrender for cancellation of other Shares which (A) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised (provided that such surrender does not result in an accounting charge for the Company); (iii) if a public market for the Common Stock exists, through a "same day sale" commitment from the Optionee and a broker-dealer that is a member of the National Association of Securities Dealers, Inc. (an "NASD Dealer") whereby the Optionee irrevocably elects to
                   -----------
exercise the Option and to sell a portion of the Shares of Common Stock so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares of Common Stock to forward the exercise price directly to the Company; (iv) if a public market for the Common Stock exists, through a "margin" commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the Shares of Common Stock so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares of Common Stock to forward the exercise price directly to the Company; (v) by any combination of the foregoing. No shares of Common Stock may be issued until full payment of the purchase price therefor has been made.

                              Exhibit 4.2-Page 4

          (d)  Termination of Continuous Status as a Director.  In the event an
               ----------------------------------------------
Optionee's Continuous Status as a Director terminates (other than upon the Optionee's death or total and permanent disability (as defined in Section 22(e)(3) of the Code)), the Optionee may exercise his or her Option, but only within three (3) months following the date of such termination, and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of such termination, and to the extent that the Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

          (e)  Disability of Optionee.  In the event Optionee's Continuous
               ----------------------
Status as a Director terminates as a result of total and permanent disability (as defined in Section 22(e)(3) of the Code), the Optionee may exercise his or her Option but only within twelve (12) months following the date of such termination, and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of termination, or if he or she does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

          (f)  Death of Optionee.  In the event of an Optionee's death, the
               -----------------
Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance may exercise the Option, but only within twelve (12) months following the date of death, and only to the extent that the Optionee was entitled to exercise it on the date of death (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of death, and to the extent that the Optionee's estate or a person who acquired the right to exercise such Option does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

     8.   ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, MERGER, ASSET
          ----------------------------------------------------------------------
SALE OR CHANGE OF CONTROL.
-------------------------

          (a)  Changes in Capitalization.  Subject to any required action by the
               -------------------------
shareholders of the Company, the number of Shares covered by each outstanding Option, the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

                              Exhibit 4.2-Page 5

          (b)  Dissolution or Liquidation.  In the event of the proposed
               --------------------------
dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it shall terminate immediately prior to the consummation of such proposed action.

          (c)  Merger or Asset Sale.  In the event of a merger of the Company
               --------------------
with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option may be assumed or an equivalent option may be substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation does not agree to assume the Option or to substitute an equivalent option, each outstanding Option shall become fully vested and exercisable, including as to Shares as to which it would not otherwise be exercisable. If an Option becomes fully vested and exercisable in the event of a merger or sale of assets, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the Option confers the right to purchase, for each share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares).

     9.   AMENDMENT OR TERMINATION OF PLAN.  The Board in its discretion may, at
          --------------------------------
any time or from time to time after the date of adoption of the Plan, terminate or amend the Plan in any respect, including amendment of any form of Option Agreement or instrument to be executed pursuant to the Plan; provided, however, to the extent necessary to comply with the Code, other applicable laws, or the applicable requirements of any stock exchange or national market system, the Company shall obtain stockholder approval of any Plan amendment in such manner and to such a degree as required. No Option may be granted after termination of the Plan. Any amendment or termination of the Plan shall not affect Options previously granted, and such Options shall remain in full force and effect as if the Plan had not been amended or terminated, unless mutually agreed otherwise in a writing (including an Option Agreement) signed by the Optionee and the Company.

     10.  CONDITIONS UPON ISSUANCE OF SHARES.  Shares shall not be issued
          ----------------------------------
pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary

                              Exhibit 4.2-Page 6
to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     11.  RESERVATION OF SHARES.  The Company, during the term of this Plan,
          ---------------------
will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     12.  STOCKHOLDER APPROVAL.  The Company shall obtain the approval of the
          --------------------
Plan by the Company's stockholders to the extent required to satisfy or comply with any applicable laws or the rules of any stock exchange or national market system on which the Common Stock may be listed or quoted. No Option that is issued as a result of any increase in the number of shares of Common Stock authorized to be issued under the Plan may be exercised prior to the time such increase has been approved by the stockholders of the Company, and all such Options granted pursuant to such increase will similarly terminate if such stockholder approval is not obtained.

     13.  ADMINISTRATION.  This Plan shall be administered by the Board.  The
          --------------
Board shall interpret the Plan and any Options granted pursuant to the Plan and shall prescribe such rules and regulations in connection with the operation of the Plan as it determines to be advisable for the administration of the Plan. The Board may rescind and amend its rules and regulations from time to time. The interpretation by the Board of any of the provisions of this Plan or any Options granted under this Plan shall be final and binding upon the Company and all persons having an interest in any Option.

     14.  SEVERABILITY AND REFORMATION.  The Company intends all provisions of
          ----------------------------
the Plan to be enforced to the fullest extent permitted by law. Accordingly, should a court of competent jurisdiction determine that the scope of any provision of the Plan is too broad to be enforced as written, the court should reform the provision to such narrower scope as it determines to be enforceable. If, however, any provision of the Plan is held to be wholly illegal, invalid, or unenforceable under present or future law, such provision shall be fully severable and severed, and the Plan shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof, and the remaining provisions of the Plan shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance.

     15.  GOVERNING LAW.  The Plan shall be construed and interpreted in
          -------------
accordance with the laws of the State of Texas.

                              Exhibit 4.2-Page 7